Exhibit 23(b)



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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-95839 of Great-West Life & Annuity Insurance Company on Form S-3 of our report dated January 31, 2000 appearing in the Annual Report on Form 10-K of Great-West Life & Annuity Insurance Company for the year ended December 31, 1999, and to the reference to us under the headings "Condensed Financial Information" and "Experts" in the Prospectus which is part of such Registration Statement


/s/ Deloitte & Touche LLP

Denver, Colorado
April 3, 2000